Exhibit 10.1

GSTEPSTONE CLO 2024-I LLC

U.S. $174,000,000 CLASS A SENIOR SECURED FLOATING RATE NOTES DUE 2037

U.S. $30,000,000 CLASS B SENIOR SECURED FLOATING RATE NOTES DUE 2037

U.S. $96,360,000 SUBORDINATED NOTES DUE 2037

PURCHASE AGREEMENT

December 18, 2024

Wells Fargo Securities, LLC,
as Initial Purchaser
550 South Tryon Street
Charlotte, NC 28202
Attention: Corporate Debt Finance

Ladies and Gentlemen:

Section 1. Authorization of Notes.

This Purchase Agreement (this “Agreement”) is entered into among StepStone CLO 2024-I LLC (the “Issuer”), a Delaware limited liability company, Wells Fargo Securities, LLC (“Wells Fargo”), as initial purchaser (in such capacity, the “Initial Purchaser”) and StepStone Private Credit Fund LLC, a limited liability company formed under the laws of Delaware, as the retention holder (the “Retention Holder”).

The Issuer proposes that, subject to the terms and conditions stated in this Agreement, the Issuer will issue Class A Senior Secured Floating Rate Notes Due 2037, to be issued in an aggregate principal amount of $174,000,000 (the “Class A Notes”), and sell to the Initial Purchaser the aggregate principal amount of Class A Notes set forth in Schedule I hereto (the “Purchased Notes”). The Issuer will also issue and sell directly to the initial investors therein (the “Purchasers”) (i) Class B Senior Secured Floating Rate Notes Due 2037, to be issued in an aggregate principal amount of $30,000,000 (the “Class B Notes” and, together with the Class A Notes, the “Secured Notes”) and (ii) Subordinated Notes due 2037, to be issued in an aggregate principal amount of $96,360,000 (the “Subordinated Notes” and, together with the Secured Notes, the “Notes” or the “Offered Securities”). The Class B Notes and the Subordinated Notes are referred to collectively as the “Direct Placement Notes”. Any reference herein to the sale of the Purchased Notes to or by the Initial Purchaser shall include the distribution of such Purchased Notes.

Additionally, the Direct Placement Notes may be offered and sold directly by the Issuer through Wells Fargo, as settlement agent, and Wells Fargo will have no ownership interest in or title to such Direct Placement Notes prior to their purchase by purchasers; provided that Wells Fargo shall have the right, as agent of the Issuer and in order to facilitate settlement, (a) to receive from the Issuer, the Direct Placement Notes issuable to such investor and (b) to deliver to such investor the Direct Placement Notes so received from the Issuer for issuance to such investor. With respect to any Direct Placement Notes, the Issuer acknowledges and agrees that Wells Fargo will perform purely ministerial functions to facilitate the settlement of the Direct Placement Notes. Under no circumstances will Wells Fargo’s role as settlement agent obligate Wells Fargo to act as initial purchaser, placement agent or underwriter with respect to the Direct Placement Notes (nor will it act in any such capacity) or result in any liability to Wells Fargo with respect thereto.

The Notes will be issued pursuant to an Indenture, to be dated as of January 15, 2025 (the “Closing Date”) (the “Indenture”), between the Issuer and UMB Bank, National Association, as the Trustee (the “Trustee”). The primary assets of the Issuer will be a pool of bank loans and participation interests therein, originated or purchased by the Retention Holder or the Issuer and their respective affiliates (collectively, the “Collateral Obligations”).

Pursuant to a master loan sale agreement, to be dated as of the Closing Date (as amended from time to time, the “Master Loan Sale Agreement”), among the Retention Holder, as seller, and the Issuer, as purchaser, the Retention Holder will transfer, without recourse, all of its right, title and interest to certain of the Collateral Obligations to the Issuer.

Pursuant to a master participation agreement, to be dated as of the Closing Date (the “Master Participation Agreement”), among the Issuer, the Retention Holder and various wholly-owned subsidiaries of the Retention Holder (each, a “Financing Subsidiary”), each Financing Subsidiary and the Retention Holder will (x) sell directly to the Issuer the Closing Date Participation Interests and (y) agree to cause the elevation of each such Closing Date Participation Interests to an assignment pursuant to terms of the Master Participation Agreement.

Pursuant to the Indenture, as security for the indebtedness represented by the Secured Notes, the Issuer will pledge and grant to the Trustee a security interest in the Collateral Obligations and its other assets (other than any Margin Stock).

The Collateral Obligations will be managed by StepStone Private Credit Fund LLC (in such capacity, the “Collateral Manager”) pursuant to a Collateral Management Agreement, to be dated as of the Closing Date (as amended from time to time, the “Collateral Management Agreement”), between the Issuer and the Collateral Manager. The Issuer will retain UMB Bank, National Association (in such capacity, the “Collateral Administrator”) to perform certain administrative duties with respect to the Collateral Obligations pursuant to a Collateral Administration Agreement, to be dated as of the Closing Date (as amended from time to time, the “Collateral Administration Agreement”), among the Issuer, the Collateral Manager and the Collateral Administrator. This Agreement, the Master Loan Sale Agreement, the Master Participation Agreement, the Indenture, the Collateral Management Agreement, the Securities Account Control Agreement, the Retention of Net Economic Interest Letter and the Collateral Administration Agreement are referred to collectively herein as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture or the Second Preliminary Offering Circular (as defined below).

The Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to (i) other than the Subordinated Notes, to persons that are both (x) “qualified purchasers” (“Qualified Purchasers”) for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “1940 Act”), or entities owned exclusively by Qualified Purchasers and (y) non-United States persons in reliance on Regulation S under the Securities Act (“Regulation S”) and (ii) persons that are both (x) either (A) “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“QIBs”) or (B) solely in the case of Notes issued as Certificated Notes, institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”) and (y) Qualified Purchasers or entities owned exclusively by Qualified Purchasers.

In connection with the sale of the Offered Securities, the Issuer has prepared an initial preliminary offering circular dated November 16, 2024 (including any exhibits thereto and all information incorporated therein by reference, the “Initial Preliminary Offering Circular”), a second preliminary offering circular dated December 18, 2024 (including any exhibits thereto and all information incorporated therein by reference, the “Second Preliminary Offering Circular” and together with the Initial Preliminary Offering Circular, the “Preliminary Offering Circular”) and a final offering circular will be prepared and delivered prior to the Closing Date (the “Final Offering Circular”, and each of the Preliminary Offering Circulars and the Final Offering Circular, an “Offering Circular”) including a description of the terms of the Notes, the terms of the offering of the Offered Securities, and the Issuer. It is understood and agreed that the Closing Date constitutes the time of the contract of sale for each purchaser of the Offered Securities offered to the investors for purposes of Rule 159 under the Securities Act (the “Time of Sale”) and that (i) the Final Offering Circular and (ii) the information set forth on Schedule II hereto will constitute the entirety of the information conveyed to investors as of the Time of Sale (the “Time of Sale Information”).

It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

During each Interest Accrual Period (i) the Class A Notes shall bear interest at a per annum rate equal to the then applicable Benchmark plus 1.70% per annum and (ii) the Class B Notes shall bear interest at a per annum rate equal to the then applicable Benchmark plus 2.00% per annum.

Each of the Retention Holder and the Issuer, as applicable, hereby agrees with the Initial Purchaser as follows:

Section 2. Purchase and Sale of Purchased Notes.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer agrees to sell to the Initial Purchaser the Purchased Notes. If purchased, the Class A Notes will be purchased at a price of 100.00000%. It is understood and agreed that the structuring fee payable by the Issuer to Wells Fargo on the Closing Date will be equal to the amount agreed to between Wells Fargo and the Issuer. The fee payable by the Issuer to the Initial Purchaser may be netted by the Initial Purchaser against its purchase price payment for the Purchased Notes. It is understood and agreed that the Initial Purchaser is not acquiring, and has no obligation to acquire, any Notes other than the Purchased Notes. It is further understood and agreed that the Initial Purchaser may retain the Purchased Notes, purchase the Offered Securities for its own account, or sell the Purchased Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture.

In addition, whether or not the transaction contemplated hereby shall be consummated, the Issuer agrees to pay (or cause to be paid) all costs and expenses incident to the performance by the Retention Holder and the Issuer of their obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale and delivery of the Offered Securities (the “Documents”), including, without limitation or duplication, (i) the fees and disbursements of counsel to the Issuer, the Retention Holder and the Collateral Manager; (ii) the fees and expenses of the Trustee and the Collateral Administrator incurred in connection with the issuance of the Offered Securities and their or its counsel, as applicable; (iii) the fees and expenses of any bank establishing and maintaining accounts on behalf of the Issuer or in connection with the transaction; (iv) the fees and expenses of the accountants for the Retention Holder and the Issuer, including the fees for the “comfort letters” or “agreed-upon procedures letters” required by the Initial Purchaser, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Offered Securities; (v) all expenses incurred in connection with the preparation and distribution of each Offering Circular and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Secured Notes; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchaser; (viii) the reasonable fees and disbursements of counsel to the Initial Purchaser; (ix) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws, including the fees and disbursements of counsel and, if requested by the Initial Purchaser, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Offered Securities; and (xi) the reasonable fees and expenses of any special counsel or other experts required to be retained to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Offered Securities.

Section 3. Delivery.

Delivery of the Offered Securities shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Purchased Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act or an entity owned exclusively by Qualified Purchasers, but that is not a QIB (as such terms are defined herein), shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination set forth in the Final Offering Circular at the offices of Cadwalader, Wickersham & Taft LLP at 10:00 a.m. New York City, New York time, on the Closing Date, or such other place, time or date as may be determined by the Initial Purchaser. Subject to the foregoing, the Purchased Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Issuer and the Trustee.

Section 4. Representations and Warranties of the Retention Holder and the Issuer.

Each of the Issuer (as to itself) and the Retention Holder (as to itself and the Issuer) represents and warrants to the Initial Purchaser, as of the date hereof and as of the Closing Date (it being understood that any representation and warranty with respect to the Preliminary Offering Circular is made as of the date hereof, and any representation and warranty with respect to the Final Offering Circular is made as of the Closing Date), that:

(i) The Preliminary Offering Circular and any additional information and documents concerning the Offered Securities, including but not limited to one or more marketing books or preliminary offering circulars, delivered by or on behalf of the Retention Holder or the Issuer to prospective purchasers of the Offered Securities (collectively, such additional information and documents, including the information provided to the Holders a reasonable time after the Closing Date as described in “Credit Risk Retention―Post-Closing Update” in the Final Offering Circular (the “Post-Closing Information”), the “Additional Offering Documents”), did not or will not, each as of their respective dates or the date on which such statement was made and, the Final Offering Circular as of the date thereof and as of the Closing Date, and any Additional Offering Documents will not include, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that, no representation or warranty is being made as to the Wells Fargo Information.

(ii) The Time of Sale Information, as of the Time of Sale, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is being made as to the Wells Fargo Information.

(iii) The Issuer (x) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (limited liability company and other) (1) to own its assets and to conduct its business as described in the Preliminary Offering Circular and the Final Offering Circular and (2) to execute, deliver and perform its obligations under this Agreement, the Notes and the other Transaction Documents, and (y) has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it conducts any business so as to require such qualification and in which failure to so qualify would reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Issuer.

(iv) The Retention Holder (x) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (limited liability company and other) (1) to own its assets and to conduct its business as described in the Preliminary Offering Circular and the Final Offering Circular and (2) to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (y) has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it conducts any business so as to require such qualification and in which failure to so qualify would reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Retention Holder.

(v) The issuance and sale of the Offered Securities and the compliance by the Issuer with all of the provisions of the Notes, the Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, any Hedge Agreement, the Master Loan Sale Agreement, the Master Participation Agreement and this Agreement, to the extent the Issuer is (or will be) a party thereto, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Issuer is (or will be) a party or by which the Issuer is (or will be) bound or to which any of the property or assets of the Issuer is (or will be) subject, nor will such action result in any violation of the provisions of the certificate of formation or the limited liability company agreement of the Issuer or any statute or any order, rule or regulation of any court, central bank, stock exchange or governmental agency or body (“Governmental Agency”) having jurisdiction over the Issuer or any of its property, and no consent, approval, authorization, order, registration or qualification (“Governmental Authorization”) of or with any such Governmental Agency is required for the issuance and sale of the Notes or the consummation by the Issuer of the transactions contemplated by this Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Hedge Agreements (if any), the Master Loan Sale Agreement, the Master Participation Agreement or the Indenture, except such as have been obtained.

(vi) The Issuer is not in violation of its organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any agreement or instrument to which they are a party or by which they may be bound.

(vii) There are no legal or governmental proceedings pending to which the Issuer is a party or of which any property of the Issuer is the subject; and, to the best of the Issuer’s knowledge, no such proceedings are threatened or contemplated by Governmental Agencies or threatened by others.

(viii) No Governmental Authorization is required to effect payments of principal, premium (if any) and interest on the Notes.

(ix) The Issuer has all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease its properties and conduct its businesses as described in the Final Offering Circular.

(x) Since the date of the Issuer’s formation, neither the Issuer nor any person acting on behalf of the Issuer has offered or sold, directly or indirectly, in the United States or to any U.S. person (as such term is defined in Regulation S) any Notes or any securities issued by the Issuer of the same or a similar class as the Notes, other than the Notes. The Issuer will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as such term is defined in Regulation S) of any Notes or any substantially similar security issued by the Issuer, within six months subsequent to the Offering Period, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons (as such term is defined in Regulation S) contemplated by this Agreement as transactions exempt from the registration requirements of the Securities Act. With respect to Notes that are sold outside of the United States to persons other than U.S. persons (as such term is defined in Regulation S), the Issuer shall not, and shall cause any person acting on its behalf to not, facilitate in any manner any resale of such Notes to U.S. persons (as such term is defined in Regulation S) or within the United States other than a resale permitted under the Indenture.

(xi) This Agreement has been duly authorized, executed and delivered by the Retention Holder and the Issuer and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Retention Holder and the Issuer enforceable against the Retention Holder and the Issuer in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(xii) Each of the other Transaction Documents has been or will be, prior to the Closing Date, and on or prior to the Closing Date, the Indenture will be, duly authorized, executed and delivered by the Retention Holder and the Issuer, as applicable, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes (or will constitute) the valid and binding agreement of the Retention Holder and the Issuer, as applicable, enforceable against the Retention Holder and the Issuer, as applicable, in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(xiii) The Notes have been or will be, prior to the Closing Date, duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement or the other initial investors therein, the Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(xiv) Other than as set forth in or contemplated by the Preliminary Offering Circular or the Final Offering Circular, there are no legal or governmental proceedings pending to which the Retention Holder or the Issuer is a party or of which any property or assets of the Retention Holder or the Issuer are the subject of which could reasonably be expected to materially adversely affect the financial position, stockholders’ or members’ equity or results of operations of the Retention Holder or the Issuer or on the performance by the Retention Holder or the Issuer of its respective obligations hereunder or under the other Transaction Documents to which it is (or will be) a party; and to the knowledge of the Issuer or the Retention Holder, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xv) The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is (or will be) a party and the consummation by the Retention Holder and the Issuer of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, any agreement or instrument to which the Retention Holder or the Issuer is (or will be) a party or to which any of its respective properties or assets are (or will be) subject, nor will any such action result in a violation of the organizational documents of the Retention Holder or the Issuer or any applicable law.

(xvi) Neither the Issuer nor the pool of Collateral Obligations is, or after giving effect to the transactions contemplated by the Transaction Documents will be, required to be registered as an “investment company” under the 1940 Act.

(xvii) Assuming (i) the Initial Purchaser’s representations herein and (ii) each other initial investor’s representations under the Final Offering Circular or in any purchase agreement or representation letter, as applicable, in each case, are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and each Offering Circular to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xviii) The Notes satisfy the requirements set forth in Rule 144A(d)(3)(i) under the Securities Act. As of the Closing Date, the Notes will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States.

(xix) Upon the elevation of each relevant participation interest granted by the applicable Financing Subsidiary or the Retention Holder, as applicable, to the Issuer pursuant to the Master Participation Agreement of any Collateral Obligation initially conveyed as a Participation Interest (as defined in the Master Participation Agreement), the Issuer will receive good and marketable title to such Collateral Obligation, free and clear of any pledge, lien, investment interest, charge, claim, equity or encumbrance of any kind created by the applicable Financing Subsidiary or the Retention Holder, as applicable, or any person claiming through such Financing Subsidiary or the Retention Holder, as applicable.

(xx) After giving effect to the transfer from the applicable Financing Subsidiary or the Retention Holder to the Issuer pursuant to the Master Participation Agreement as described in clause (xix) above, the participation in each Collateral Obligation will be granted by the applicable Financing Subsidiary or the Retention Holder to the Issuer free and clear of all Liens other than Liens permitted by the Transaction Documents.

(xxi) At the time of execution and delivery of the Master Loan Sale Agreement and after giving effect to any contemporaneous releases under the related underlying instruments, the Retention Holder owned the Collateral Obligations to be conveyed by it to the Issuer on the Closing Date free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”), other than Liens permitted by the Transaction Documents, and the Retention Holder had the power and authority to transfer such Collateral Obligations to the Issuer.

(xxii) At the time of execution and delivery of the Master Loan Sale Agreement and after giving effect to the transfer from the Retention Holder to the Issuer described in clause (xxi) above and any contemporaneous releases under the related underlying instruments, the Issuer will own the Collateral Obligations conveyed to it on the Closing Date free and clear of all Liens, other than Liens permitted by the Transaction Documents.

(xxiii) The Issuer will own the Collateral Obligations free of Liens except such Liens permitted by the Transaction Documents.

(xxiv) No consent, authorization or order of, or filing or registration with, any court or governmental agency will be required for (a) the issuance and sale of the Offered Securities or (b) the execution, delivery and performance by the Retention Holder or the Issuer, as applicable, of this Agreement or the other Transaction Documents to which it is (or will be) a party, except such consents, approvals, authorizations, filings, registrations or qualifications as have been obtained or will be obtained by the Closing Date or as may be required under the Securities Act or state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority in connection with the sale and delivery of the Offered Securities in the manner contemplated herein.

(xxv) The Collateral Obligations in all material respects will have the characteristics described in the Time of Sale Information and the Final Offering Circular.

(xxvi) Each of the representations and warranties of each of the Retention Holder and the Issuer set forth in each of the other Transaction Documents is and, as of the Closing Date will be, true and correct in all material respects.

(xxvii) Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Issuer nor anyone acting on their behalf has or will have, directly or indirectly (except to or through the Initial Purchaser), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Notes and neither the Issuer nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(xxviii) No adverse selection procedures were used in selecting the Collateral Obligations from among the assets of the Retention Holder and the Financing Subsidiaries that would meet the representations and warranties of the Retention Holder under the Master Loan Sale Agreement and that are included in the Assets.

(xxix) Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer has or will directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the offering contemplated by each Offering Circular or engaged in any form of general solicitation or general advertising in connection with the offering of the Offered Securities.

(xxx) With respect to any Notes subject to the provisions of Regulation S of the Securities Act, the Issuer has not offered or sold such Notes during the Distribution Compliance Period to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchaser). For this purpose, the terms “Distribution Compliance Period” and “U.S. person” are defined as such term is defined in Regulation S.

(xxxi) Since the date of the latest audited financial statements of the Retention Holder, there has been no change or any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse change in or effect on (i) the financial condition or operations of the Retention Holder and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, that would have a material adverse effect on the Notes or (ii) the ability of the Retention Holder to perform its obligations hereunder or under the other Transaction Documents.

(xxxii) The Notes and the Transaction Documents conform in all material respects to the descriptions thereof in the Preliminary Offering Circular and will conform in all material respects to the descriptions thereof in the Final Offering Circular.

(xxxiii) Any taxes, fees, and other governmental charges in connection with the execution and delivery of this Agreement and the other Transaction Documents and the execution, delivery, and sale of the Notes have been or will be paid at or before the Closing Date.

(xxxiv) The Issuer has executed and delivered a written representation (the “17g-5 Representation”) to the Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act, and the Issuer has complied and shall comply with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes.

(xxxv) The Issuer hereby (i) acknowledges that Wells Fargo has posted or will post on or prior to the Closing Date to the Issuer’s Website all information in its possession that Wells Fargo considered necessary or advisable to obtain ratings on the Notes and to organize, maintain and categorize such information, and (ii) ratifies such actions by Wells Fargo. The Issuer shall not hold the Initial Purchaser or any of its Affiliates liable in any way for any information the Initial Purchaser posted or did not post to the Issuer’s Website in good faith, and expressly waives any claims or causes of action it has or may have against the Initial Purchaser by reason of any losses, liabilities, damages and expenses the Issuer may incur as a result of information the Initial Purchaser posted or did not post to the Issuer’s Website in good faith.

(xxxvi) The Issuer hereby acknowledges and agrees that on and after the Closing Date (i) the Initial Purchaser will not be responsible for maintaining the Issuer’s Website, posting any notices or other communications to the Issuer’s Website or ensuring that the Issuer’s Website complies with the requirements of the Indenture, Rule 17g-5, or any other law or regulation; (ii) the Initial Purchaser does not make any representation or warranty in respect of (A) the content of the Issuer’s Website or compliance by the Issuer’s Website with the Indenture, (B) Rule 17g-5, or any other law or regulation, and (C) the accuracy or completeness of any information posted by the Initial Purchaser to the Issuer’s Website; (iii) the Initial Purchaser will not be responsible or liable for the dissemination of any identification numbers or passwords for the Issuer’s Website; (iv) the Initial Purchaser will not be liable for the use of the information posted on the Issuer’s Website, whether by the Issuer, the Rating Agency or any other Person that may gain access to the Issuer’s Website or the information posted thereon; and (v) the Initial Purchaser will not indemnify the Issuer for any losses, liabilities, damages and expenses incurred in connection with the Issuer’s Website.

(xxxvii) No proceeds received by the Retention Holder or the Issuer in respect of the Notes will be used by the Retention Holder or the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

(xxxviii) (i) Each of the Retention Holder, the Issuer and each of their respective ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a material adverse effect and (ii) no lien under Section 303(k) of ERISA or Section 430(k) of the Code exists on any of the Assets. As used in this paragraph, the term “ERISA Affiliate” means, with respect to any Person, a corporation, trade or business that is, along with such Person, a member of a controlled group (as described in Section 414 of the Code or Section 4001 of ERISA).

(xxxix) Neither the Retention Holder nor the Issuer has paid or agreed to pay to any Person any compensation for soliciting another Person to purchase any of the Notes (except as contemplated by this Agreement).

(xl) Neither the Retention Holder nor the Issuer has taken or will take, directly nor indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Note to facilitate the sale or resale of the Notes.

(xli) On and immediately after the Closing Date, each of the Retention Holder and the Issuer (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Time of Sale Information and the Final Offering Circular) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date such Person, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Notes as contemplated by this Agreement, Time of Sale Information and the Final Offering Circular, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(xlii) Neither the Issuer nor the Retention Holder nor any Person acting on behalf of the Issuer or the Retention Holder (i) is a Sanctioned Person; (ii) conducts or has conducted any dealings directly or indirectly, with or for the benefit of any Sanctioned Person or any Sanctioned Country; (iii) has breached, or is in breach of, any Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws; or (iv) will directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund, finance or facilitate any activities, business or transactions that are prohibited by Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws.

For purposes of this Agreement, the following terms shall have the meaning set forth below:

“Anti-Corruption Laws” means (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Issuer or the Retention Holder or any officers, employees, directors or agents of the Issuer or the Retention Holder are located or doing business.

“Anti-Money Laundering Laws” means the applicable law in any jurisdiction in which the Issuer or the Retention Holder or any officers, employees or directors of the Issuer or the Retention Holder are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed in any Sanctions-related list of designated persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union, any member state of the European Union, the United Kingdom and/or any other relevant sanctions authorities, (b) the target of or subject to any territorial or country-based Sanctions program or (c) a legal entity that is a Sanctions target based on the ownership or control of such legal entity by Sanctioned Person(s).

“Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over the Issuer or the Retention Holder or any of their respective officers, employees, directors or agents.

Section 5. Recognition of U.S. Special Resolution Regimes

Each of the Issuer and the Retention Holder agrees with the Initial Purchaser at the date of this Agreement and on the Closing Date as follows:

(a) In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b) In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under this Agreement that may be exercised against such Covered Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

For purposes of the foregoing, the following terms shall have the meaning set forth below:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 6. Sale of Purchased Notes to the Initial Purchaser.

The sale of the Purchased Notes to the Initial Purchaser will be made without registration of the Purchased Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(a)(2) of the Securities Act.

(a) The Retention Holder, the Issuer and the Initial Purchaser (solely with respect to the Purchased Notes) hereby agree that the Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Retention Holder, the Initial Purchaser and the Issuer will each reasonably believe at the time of any sale of the Purchased Notes by the Issuer through the Initial Purchaser (i) that each purchaser of Purchased Notes is either (I) a QIB who is a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers, (II) solely in the case of Notes issued as Certificated Notes, an Institutional Accredited Investor who is a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers who purchases for its own account and provides the Initial Purchaser with a written certification in substantially the form attached to the Indenture, or (III) solely with respect to the Offered Securities other than the Subordinated Notes, a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers who is a non-U.S. person that is acquiring the Purchased Notes in an offshore transaction meeting the requirements of Regulation S, and (ii) that the offering of the Purchased Notes will be made in a manner that will enable the offer and sale of the Purchased Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Issuer and, solely with respect to the Purchased Notes, the Initial Purchaser, each further agree not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Notes within the meaning of Section 4(a)(2) of the Securities Act, or (ii) offer or sell the Notes by (and represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Notes.

(b) The Initial Purchaser hereby represents and warrants that it is a QIB and a Qualified Purchaser. The Initial Purchaser hereby represents and warrants to and agrees with the Issuer that it will offer the Purchased Notes only to persons who it reasonably believes are (A) QIBs who are Qualified Purchasers or entities owned exclusively by Qualified Purchasers, (B) solely in the case of Notes issued as Certificated Notes, Institutional Accredited Investors who are Qualified Purchasers or entities owned exclusively by Qualified Purchasers, or (C) solely with respect to the Offered Securities other than the Subordinated Notes, Qualified Purchasers or entities owned exclusively by Qualified Purchasers who are non-U.S. persons that are acquiring the Purchased Notes in offshore transactions in accordance with Regulation S. The Initial Purchaser further agrees that (i) it will deliver to each purchaser of the Purchased Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented and (ii) prior to any sale of the Purchased Notes to an Institutional Accredited Investor that it does not reasonably believe is a QIB who is a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers, it will receive from such Institutional Accredited Investor a written certification in substantially the applicable form attached to the Indenture.

(c) The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite corporate power to enter into this Agreement.

(d) The Initial Purchaser hereby represents and agrees that all offers and sales of the Purchased Notes by it to non–United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S and only upon receipt of certification of beneficial ownership of the securities by a non–U.S. person in the form provided in the Indenture. For this purpose, the terms “Distribution Compliance Period” and “U.S. person” are defined as such terms are defined in Regulation S.

(e) The Initial Purchaser represents, warrants and agrees that:

(i) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any EEA Retail Investor in the European Economic Area. For the purposes of this provision:

(A) the expression “EEA Retail Investor” means a person who is one (or more) of the following:

(1) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(2) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129; and

(B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes;

(ii) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any UK Retail Investor in the United Kingdom. For the purposes of this provision:

(A) the expression “UK Retail Investor” means a person who is one (or more) of the following:

(1) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(2) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(3) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes;

(iii) within the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Purchased Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(iv) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Purchased Notes in, from or otherwise involving the United Kingdom.

Section 7. Certain Agreements of the Issuer and the Retention Holder.

Each of the Issuer and the Retention Holder covenants and agrees with the Initial Purchaser as follows:

(a) If, at any time prior to the earlier of (x) the completion of the distribution as determined by the Initial Purchaser and (y) the 90th day following the Closing Date (the “Offering Period”), any event involving the Retention Holder, the Issuer or, to the knowledge of a Responsible Officer of the Issuer or the Retention Holder, the Collateral Manager shall occur as a result of which the Final Offering Circular (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Issuer or the Retention Holder will immediately notify the Initial Purchaser and will cause the Issuer (or its external counsel) to prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Offering Circular that will correct such statement or omission. Neither the Retention Holder nor the Issuer will at any time amend or supplement the Final Offering Circular prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or in a manner to which the Initial Purchaser or its counsel shall object (unless the Retention Holder has determined it or the Issuer is required to so disclose pursuant to applicable law and after consultation with the Initial Purchaser (and, in such a circumstance, shall remove all references to the Initial Purchaser therefrom if so requested by the Initial Purchaser)), it being understood that nothing in this sentence shall limit or prohibit the delivery of Post-Closing Information.

(b) During the Offering Period, the Issuer will furnish to the Initial Purchaser, without charge, copies of the Final Offering Circular (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case, as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time reasonably request.

(c) At all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Issuer will make available to each offeree (x) the Additional Offering Documents and (y) such information concerning any other relevant matters as it or any of its affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by it or such affiliate, as applicable, subject in the case of clause (y) to any applicable confidentiality restrictions (whether legal, contractual or otherwise) which prohibit the Issuer from disclosing such information, (ii) the Issuer will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent it or any of its affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by it or such affiliate, as applicable), necessary to verify the accuracy of the information furnished to the offeree subject to any applicable confidentiality restrictions (whether legal, contractual or otherwise) which prohibit the Issuer from disclosing such information, (iii) the Issuer will not publish or disseminate any material in connection with the offering of the Notes except as contemplated herein or as consented to by the Initial Purchaser or in connection with the Issuer’s disclosure obligations under the Exchange Act, provided that no such disclosure under the Exchange Act would result in a requirement that the offering of the Notes be registered under Section 5 of the Securities Act, it being understood that nothing in this clause (iii) shall limit or prohibit the delivery of the Post-Closing Information, (iv) the Issuer will advise the Initial Purchaser promptly of the receipt by the Issuer of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes, (v) the Issuer will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Issuer is a party relating to the offering or sale of the Notes, and (vi) the Issuer will advise the Initial Purchaser of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(d) The Issuer will furnish, upon the written request of any Holder or of any owner of a beneficial interest in a Note, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Holder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein designated by such Holder or beneficial owner, or (iii) to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(e) Except as otherwise provided in the Indenture, each Note will contain a legend to the effect set forth in the Final Offering Circular.

(f) Neither the Issuer nor any of its affiliates or any other Person acting on its behalf shall engage, in connection with the offer and sale of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to, the following:

(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g) The Issuer shall not solicit any offer to buy from or offer to sell or sell to any Person any Notes, except through the Initial Purchaser or with the consent of the Initial Purchaser and/or as otherwise specified in the Indenture at any time prior to the Closing Date; on or prior to the Closing Date, neither the Issuer nor any of its affiliates shall publish or disseminate any material other than the Additional Offering Documents consented to or not objected to by the Initial Purchaser, the Time of Sale Information and the Final Offering Circular in connection with the offer or sale of the Notes as contemplated by this Agreement, unless the Initial Purchaser shall have consented to the use thereof; if the Issuer or any of its affiliates makes any press release including “tombstone” announcements, in connection with the Transaction Documents, it shall permit the Initial Purchaser to review and approve such release in advance.

(h) The Issuer shall not take, or permit or cause any of its affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act, of the offer or sale of the Notes.

(i) The Issuer shall not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Note to facilitate the sale or resale of the Notes.

(j) The Issuer shall apply the net proceeds from the sale of the Notes as set forth in the Final Offering Circular under the heading “Use of Proceeds”.

Section 8. Conditions of the Initial Purchaser’s Obligations.

The obligation of the Initial Purchaser hereunder will be subject to the accuracy as of the date hereof and as of the Closing Date, in all material respects, of the representations and warranties of the Retention Holder and the Issuer herein, to the performance, in all material respects, by the Retention Holder and the Issuer of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the documents required to be delivered pursuant to the Indenture in respect of the Collateral Obligations shall have been delivered to the Custodian pursuant to and as required by the Transaction Documents.

(b) The Initial Purchaser shall have received (i) a certificate, dated as of the Closing Date, of a Responsible Officer of the Issuer and the Retention Holder, to the effect that such Responsible Officer has carefully examined this Agreement, the Final Offering Circular and the Transaction Documents and that, to the best of such Responsible Officer’s knowledge: (A) since the date information is given in the Preliminary Offering Circular, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Retention Holder or the Issuer whether or not arising in the ordinary course of business, or the ability of the Retention Holder or the Issuer to perform its obligations hereunder or under the Transaction Documents to which it is a party or in the characteristics of the Collateral Obligations, except as contemplated by the Final Offering Circular, (B) each of the Retention Holder and the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Transaction Documents to which it is a party, at or prior to the Closing Date, (C) the representations and warranties of the Retention Holder and the Issuer herein and in the other Transaction Documents are true and correct in all material respects, as of the Closing Date, as though such representations and warranties had been made on and as of such date, and (D) nothing has come to the attention of such Responsible Officer that would lead such Responsible Officer to believe that the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) a certificate, dated as of the Closing Date, of a Responsible Officer of the Collateral Manager to the effect that such Responsible Officer has carefully examined the Final Offering Circular and that, to the best of such Responsible Officer’s knowledge, nothing has come to the attention of such Responsible Officer that would lead such Responsible Officer to believe that the “Collateral Manager Information” (as defined in the Final Offering Circular), as of the date of the Final Offering Circular and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) (i) The Class A Notes shall have been rated no less than “AAA(sf)” by S&P Global Ratings (“S&P”) and (ii) the Class B Notes shall have been rated no less than “AA(sf)” by S&P, and such ratings shall not have been rescinded, and no public announcement shall have been made by S&P that any ratings of the Notes have been placed under review.

(d) The Initial Purchaser shall have received opinions, dated the Closing Date, of Greenberg Traurig, LLP, counsel to the Trustee and the Collateral Administrator, in form and substance reasonably satisfactory to the Initial Purchaser.

(e) The Initial Purchaser shall have received legal opinions of Winston & Strawn LLP, counsel to the Issuer, the Retention Holder and the Collateral Manager, (i) with respect to certain limited liability company matters and certain federal tax matters, in form and substance satisfactory to the Initial Purchaser, (ii) with respect to certain “non–consolidation” issues in form and substance satisfactory to the Initial Purchaser and (iii) with respect to “true sale” issues in form and substance satisfactory to the Initial Purchaser.

(f) The Initial Purchaser shall have received a legal opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Initial Purchaser and the Issuer, with respect to certain matters and certain “perfection issues” in form and substance satisfactory to the Initial Purchaser.

(g) The Initial Purchaser shall have received written letters from Cadwalader, Wickersham & Taft LLP and Winston & Strawn LLP with respect to the Offering Circular in relation to Rule 10b-5 under the Securities Act, each addressed to the Initial Purchaser in form and substance satisfactory to the Initial Purchaser.

(h) The Initial Purchaser shall have received legal opinions of Richards, Layton & Finger, P.A., Delaware counsel to the Issuer and the Retention Holder with respect to certain Delaware laws, in each case, in form and substance reasonably satisfactory to the Initial Purchaser.

(i) The Issuer and the Retention Holder shall have furnished or caused to be furnished to the Initial Purchaser and its counsel such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement, the other Transaction Documents and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

(j) The Indenture, the Master Participation Agreement, the Master Loan Sale Agreement, the Collateral Management Agreement and all other documents incident hereto and to the other Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

(k) The Purchasers shall have purchased or otherwise acquired the Direct Placement Notes directly from the Issuer.

(l) The Issuer shall have executed and delivered one or more letters of representations with respect to the Notes in form reasonably satisfactory to the Initial Purchaser.

(m) The Closing Date occurs on or prior to January 22, 2025.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, unless in any case waived by the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Purchased Notes. Notice of such cancellation shall be given to the Issuer and the Retention Holder in writing, or by telephone or facsimile confirmed in writing.

Section 9. Indemnification and Contribution.

(a) The Issuer (an “indemnifying party” as such term is used in this Agreement), shall indemnify and hold harmless the Initial Purchaser, its officers, directors, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and the affiliates of the Initial Purchaser (each an “indemnified party” as such term is used in this Agreement) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any indemnified party may become subject, under the Securities Act or Exchange Act or otherwise, which arise out of or relate to the transactions contemplated by this Agreement and the Indenture including any loss, claim, damage, liability or action which arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Offering Circular, any Additional Offering Document or the Time of Sale Information or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse any such indemnified party for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the indemnifying party shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission contained in the Wells Fargo Information. The foregoing indemnity is in addition to any liability that the indemnifying party may otherwise have to any indemnified party. “Wells Fargo Information” shall mean the statements set forth in the Final Offering Circular (i) under the caption “Important Notice” (but solely the last paragraph under such caption), (ii) in the second and thirteenth paragraphs and the first and last sentences of the twelfth paragraph under the heading “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Wells Fargo Securities and its Affiliates,” and (iii) the statement “Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC.”

(b) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the claim or commencement of that action, provided, however, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party under this Section 9, except to the extent that such indemnifying party has been materially prejudiced by such failure and, provided, further, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify an indemnifying party thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from any such indemnifying party or parties to the indemnified party or parties of its or their election to assume the defense of such claim or action, any such indemnifying party or parties shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense thereof; provided that the indemnified party seeking such indemnity shall have the right to employ counsel to represent it and any other indemnified party who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by an indemnified party against an indemnifying party under this Section 9, if (i) in the reasonable judgment of such indemnified party, there may be legal defenses available to it and any other indemnified party different from or in addition to those available to the Retention Holder or the Issuer, or there is a conflict of interest between it and any other indemnified party, on one hand, and the Retention Holder or the Issuer, on the other, or (ii) the Retention Holder or the Issuer shall fail to select counsel reasonably satisfactory to such indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Retention Holder and the Issuer. In no event shall the Retention Holder or the Issuer be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c) If the indemnification provided for in this Section 9 shall for any reason be unavailable to an indemnified party under subsection 9(a) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Retention Holder and the Issuer on the one hand (without duplication) and the Initial Purchaser on the other from the offering and sale of the Purchased Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Retention Holder and the Issuer on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Retention Holder and the Issuer on the one hand (without duplication) and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Purchased Notes (before deducting expenses) received by the Retention Holder and the Issuer bear (without duplication) to the total fees actually received by the Initial Purchaser with respect to such offering and sale. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Retention Holder and the Issuer or by the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Retention Holder, the Issuer and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection 9(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 9(c) shall be deemed to include, for purposes of this subsection 9(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 9(c), the Initial Purchaser shall not be required to contribute any amount in excess of the aggregate fee actually paid to the Initial Purchaser with respect to the offering of the Purchased Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The indemnity agreements contained in this Section 9 shall survive the delivery of the Purchased Notes, and the provisions of this Section 9 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

Section 10. Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Issuer and the Retention Holder prior to delivery of and payment for the Purchased Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have occurred, (ii) there shall have been, since the respective dates as of which information is given in the Time of Sale Information or the Final Offering Circular, any material adverse change in the financial condition or operations, or in the properties (including, without limitation, the Collateral Obligations) of the Retention Holder, the Issuer or the Collateral Manager, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either U.S. federal or New York State authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Purchased Notes on the terms and in the manner contemplated by each Offering Circular as amended or supplemented.

Section 11. Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 12. Notices.

Unless expressly provided otherwise herein, all notices, demands, certificates, requests, directions and communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to any overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at such recipient’s address for notices as follows:

(i) to the Initial Purchaser at Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, NC 28202, Attention: Corporate Debt Finance, Facsimile: (704) 410-0223;

(ii) to the Issuer, StepStone CLO 2024-I LLC, c/o StepStone Private Credit Fund LLC, 277 Park Avenue, New York, NY 10172, Attention: Joseph Cambareri, email: joseph.cambareni@stepstonegroup.com; with a copy to pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com; and

(iii) to the Retention Holder, StepStone Private Credit Fund LLC, 277 Park Avenue, New York NY 10172, Attention: Joseph Cambareri, email: joseph.cambareni@stepstonegroup.com, with a copy to pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com.

Section 13. Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Retention Holder, the Issuer and their respective officers, and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Retention Holder, the Issuer or any indemnified party referred to in Section 9 of this Agreement, and will survive delivery of and payment for the Purchased Notes.

Section 14. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and each indemnified party referred to in Section 9 of this Agreement and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 15. Applicable Law.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(b).

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON–EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 16. Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Initial Purchaser) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 17. No Petition; Limited Recourse.

(a) The Initial Purchaser covenants and agrees that, prior to the date that is one year (or such longer preference period as shall then be in effect) plus one day after the payment in full of each Class of Notes, it will not institute against the Issuer or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b) Notwithstanding anything to the contrary herein, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Assets securing the Secured Notes, and following the exhaustion of such Assets, any claims of the Initial Purchaser hereunder against the Issuer shall be extinguished. All payments by the Issuer to the Initial Purchaser hereunder shall be made subject to and in accordance with the Priority of Payments set forth in the Indenture. For the avoidance of doubt, the terms of this Section 17 shall in no way apply to the obligations of the Retention Holder hereunder and shall in no way limit the rights or remedies of the Initial Purchaser hereunder against the Retention Holder with respect to the obligations of the Retention Holder hereunder.

(c) This Section 17 will survive the termination of this Agreement.

Section 18. Arm’s-Length Transaction; Other Transactions.

(a) Each of the Retention Holder and the Issuer acknowledges and agrees that (i) the purchase and sale of the Purchased Notes pursuant to this Agreement, including the determination of the offering price of the Purchased Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not an agent or a fiduciary of the Issuer or the Retention Holder or any of their respective equity holders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Issuer or the Retention Holder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising any of the Issuer or the Retention Holder on other matters) and the Initial Purchaser has no obligation to any of the Issuer or the Retention Holder with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Issuer and the Retention Holder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) Each of the Retention Holder and the Issuer acknowledges and agrees that the Initial Purchaser and its Affiliates may presently have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Retention Holder and the Issuer, which parties may have interests with respect to the purchase and sale of the Purchased Notes. Although the Initial Purchaser in the course of such other relationships may acquire information about the purchase and sale of the Purchased Notes, potential purchasers of the Purchased Notes or such other parties, the Initial Purchaser shall not have any obligation to disclose such information to any of the Retention Holder or the Issuer. Furthermore, each of the Retention Holder and the Issuer acknowledges that the Initial Purchaser may have fiduciary or other relationships whereby the Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of any of the Retention Holder or the Issuer or their respective Affiliates or of potential purchasers. Each of the Retention Holder and the Issuer acknowledges that the Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to their relationship to the Retention Holder or the Issuer hereunder.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Retention Holder and the Initial Purchaser.

Very truly yours,

STEPSTONE CLO 2024-I LLC, as Issuer

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	CFO

StepStone CLO 2024-I LLC
S-1	Purchase Agreement

STEPSTONE PRIVATE CREDIT FUND LLC,
as Retention Holder

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	CFO

StepStone CLO 2024-I LLC
S-2	Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC,
as Initial Purchaser

By:	/s/ Brendan Cappiello
Name:	Brendan Cappiello
Title:	Vice President

StepStone CLO 2024-I LLC
S-3	Purchase Agreement

SCHEDULE I

Class of Purchased Notes	Principal Amount
A	$174,000,000

SCHEDULE II

TIME OF SALE INFORMATION

STEPSTONE CLO 2024-I LLC **Priced** 144A/Reg S

Class	Par ($MM)	WAL	S&P Rating	Par Sub	Coupon	DM	Price
A	174,000,000	5.19 yrs	AAA(sf)	42.00%	S + 170	170	100.00000%
B	30,000,000	6.78 yrs	AA(sf)	32.00%		Retained
Equity	96,360,000		NR